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                                                                   EXHIBIT 10.16

                      EMPLOYEE CHANGE IN CONTROL AGREEMENT

      This Change in Control Agreement ("Agreement") is entered into between LINK ENERGY LLC, a Delaware Limited Liability Company, having offices at 2000 W. Sam Houston Parkway S., Suite 400, Houston, Texas 77042 (the "Employer" and the "Company"), and Name, an individual currently residing at Address (the "Employee"), to be effective as of January 1, 2004 (the "Effective Date").

                                   WITNESSETH:

      WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company; and

      WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Employee with compensation and benefits arrangements upon a Change in Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations.

      NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations contained herein, the Employer and the Employee agree as follows:

                                   ARTICLE 1:
                                   DEFINITIONS

      1.1 Affiliates. "Affiliates" or "Affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Employer.

      1.2 Base Salary. "Base Salary" for any Employee means the greater of the base salary in effect as of (i) the effective date of the Change in Control or
(ii) the date of the Change in Control Termination.

      1.3 Cause. The term "Cause" shall mean (a) the Employee's gross negligence or willful misconduct in the performance of the Employee's duties and services,
(b) the Employee's commission of a felony or final conviction of a misdemeanor involving moral turpitude, or (c) the Employee's material breach of Article 4 or
Article 5 of this Agreement which remains uncorrected for 30 days following written notice to the Employee by the Employer of such breach.

      1.4 Change in Control. A "Change in Control" of the Company shall be deemed to have occurred upon the first of the following events:


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            (a) the Company merges, consolidates, is acquired by or taken over by, or enters into a share or unit exchange with any other entity (other than one of the Company's majority owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another entity),

            (b) the Company sells all or substantially all of its assets to any other person or entity in one transaction or a series of transactions (other than (i) a sale of equity interests in the Company or (ii) a sale of assets to another majority owned subsidiary of the Company and in connection therewith the Employee becomes employed by such subsidiary, the Company or a partnership in which the Company is the general partner),

            (c) the Company is dissolved or the unit holders of the Company approve any plan or proposal for the liquidation or dissolution of the Company,

            (d) any person or entity together with its affiliates, other than a person or entity that, as of December 31, 2003, directly or indirectly owns at least 15% of the outstanding units of the Company, becomes, directly or indirectly, the beneficial owner of greater than 50% of the voting securities of the Company (except as the result of a distribution of the voting stock of the Company to its unit holders), or

            (e) during such time as the Company has a class of voting securities registered under the Securities Exchange Act of 1934, the individuals who constituted the members of the Company's Board of Directors ("Incumbent Board") upon the effective date of such registration cease for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election or nomination for election by Company stockholders was approved by a vote of at least two thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (e), considered as though such person were a member of the Incumbent Board.

      1.5 Change in Control Termination. A "Change in Control Termination" shall mean the termination of the Employee's employment with the Employer, within a one-year period commencing on the effective date of a Change in Control, due to an Involuntary Termination or a Termination for Good Reason.

      1.6 Disability. "Disability" means the Employee's permanent and total disability as defined in the Employer-sponsored long-term disability plan applicable to the Employee.

      1.7 Termination for Good Reason. "Termination for Good Reason" after a Change in Control shall occur upon the termination of employment by the Employee within ninety days following one or more of the following events:

            (a) a substantial and/or material reduction in the nature or scope of the Employee's duties and/or responsibilities as such duties are constituted as of the effective date of the Change in Control, provided that the reduction is not agreed to by the Employee and provided further that the reduction remains in place and uncorrected for 30 days following written notice of such breach to the Employer by the Employee,



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            (b) a reduction in the Employee's base pay or an exclusion from a benefit plan or program (except as part of a general cutback for all similarly situated employees), or

            (c) a change in the location for the primary performance of the Employee's services from the city in which the Employee was serving at the time of the Change in Control to a city which is more than 100 miles away from such location, provided that the change is not approved by the Employee.

      1.8 Involuntary Termination. An "Involuntary Termination" after a Change in Control means an involuntary termination of employment of the Employee by the Company. Notwithstanding the foregoing, "Involuntary Termination" shall not include termination of the Employee's employment by reason of death, Disability or Cause.

      1.9 Waiver and Release Agreement. The legal document in which an Employee, in exchange for benefits under this Agreement, releases the Company, the Affiliates, their directors, officers, employees and agents, their employee benefit plans and the fiduciaries and agents of said plans from liability and damages in any way related to the Employee's employment with or separation from the Company or any of its Affiliates.

                                   ARTICLE 2:
                             EFFECTIVE DATE AND TERM

      2.1 Term. This Agreement shall become effective on the Effective Date and shall expire on the second anniversary of such Effective Date unless a Change in Control occurs during the term of this Agreement, in which case this Agreement shall be deemed to be extended to and including the first anniversary of the effective date of such Change in Control. This Agreement shall be immediately terminated and the Employee shall have no right to the payment of any benefit under this Agreement, in the event that the Employee's employment with the Employer and its Affiliates is terminated for any reason prior to the occurrence of a Change in Control.

                                   ARTICLE 3:
              BENEFITS PAYABLE UPON A CHANGE IN CONTROL TERMINATION

      3.1 Severance Payments. Upon a Change in Control Termination, the Employee shall be entitled to a lump-sum cash payment equal to one year's Base Salary, which shall be payable within 30 days after the termination date. The payments described in the preceding sentence are contingent upon the Employee's compliance with the terms of Article 4 and 5 of this Agreement and the Employee's execution of the Waiver and Release Agreement, without revocation.

      3.2 No Other Severance Payments. By entering into this Agreement, the Employee hereby agrees that no benefits shall be payable under the Link Energy Severance Plan or any other severance plan or policy in the event of a Change in Control Termination.

      3.3 Withholding. The Employer may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as may be required by law.

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                                   ARTICLE 4:
               OWNERSHIP AND PROTECTION OF INFORMATION; COPYRIGHTS

      4.1 Employer Property. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by the Employee, individually or in conjunction with others, during the Employee's employment by the Employer (whether during business hours or otherwise and whether on the Employer's premises or otherwise) which relate to the Employer's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks) shall be disclosed to the Employer and are and shall be the sole and exclusive property of the Employer. Moreover, all drawings, memoranda, notes, records, files, correspondence, drawings, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries, and inventions are and shall be the sole and exclusive property of the Employer. Upon termination, the Employee shall promptly return all property of the Company to the Company, including books, records, computer files, etc.

      4.2 Confidential Information. The Employee acknowledges that the business of the Employer, and its Affiliates is highly competitive and that its strategies, methods, books, records, and documents, its technical information concerning its products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning its customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Employer, or its Affiliates use in its business to obtain a competitive advantage over its competitors. The Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Employer, and its Affiliates in maintaining its competitive position. The Employee acknowledges that under this Agreement, the Employee is being given access to the Employer's confidential business information and trade secrets, and Employee hereby agrees that the Employee will not, at any time during or after his or her employment by the Employer, make any unauthorized disclosure of any confidential business information or trade secrets of the Employer, or its Affiliates, or make any use thereof, except in the carrying out of his or her employment responsibilities hereunder, or as may be required by law. The Company and its Affiliates shall be third party beneficiaries of the Employee's obligations under this Section. As a result of the Employee's employment by the Employer, the Employee may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of the Employer, and its Affiliates. The Employee also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as the Employer's confidential business information and trade secrets. The Employee acknowledges that money damages would not be a sufficient remedy for any breach of this
Article 4 by the Employee, and the Employer shall be entitled to enforce the provisions of this Article 4 to

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specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to the Employer, including the recovery of damages from the Employee and his or her agents involved in such breach.

                                   ARTICLE 5:
                   POST-EMPLOYMENT NON-COMPETITION OBLIGATIONS

      5.1 Non-Competition. The Employee agrees that, for a period of 6 (six) months commencing on his or her Change in Control Termination, the Employee will not, directly or indirectly for the Employee or for others, in any geographic area or market where the Employer or any of its Affiliated companies are conducting any business as of the date of termination of the employment relationship or have during the previous 12 months conducted any business:

      (i) engage in any business competitive with the business conducted by the Employer or its Affiliates,

      (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by the Employer or its Affiliates, or

      (iii) induce any employee of the Employer or any of its Affiliates to terminate his or her employment with the Employer or its Affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not Affiliated with the Employer or its Affiliates.

      5.2 Consideration. The Employee acknowledges that he or she will derive significant value from the Employer's agreement in Article 4 to provide the Employee with that confidential information to enable the Employee to optimize the performance of the Employee's duties to Employer. The Employee further acknowledges that his or her fulfillment of the obligations contained in this Agreement, including, but not limited to, the Employee's obligation neither to disclose nor to use the Employer's confidential information other than for the Employer's exclusive benefit and the Employee's obligation not to compete contained in Section 5.1 above, is necessary to protect the Employer's confidential information and, consequently, to preserve the value and goodwill of the Employer.

      5.3 Enforcement. The Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by the Employee, and the Employer shall be entitled to enforce the provisions of this Article 5 by terminating any payments then owed to the Employee under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to the Employer, including, without limitation, the recovery of damages from the Employee and his or her agents involved in such breach.

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      5.4 Reformation. It is expressly understood and agreed that the Employer and the Employee consider the restrictions contained in this Article 5 to be reasonable and necessary to protect the proprietary information of the Employer. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                                   ARTICLE 6:
                                  MISCELLANEOUS

      6.1 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Employer, to:

                           Link Energy LLC
                           P.O. Box 4666
                           Houston, Texas 77210-4666
                           Attention: VICE PRESIDENT HUMAN RESOURCES

         If to the Employee, to:

                           NAME
                           ADDRESS

Either the Employer or the Employee may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

      6.2 Conflict of Laws. This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another state or country.

      6.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      6.4 Arbitration. If a dispute arises out of or related to this Agreement, other than a dispute regarding the Employee's obligations under Section 4.2 or
Section 5.1, and if the dispute cannot be settled through direct discussions, then the Employer and the Employee agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other proceeding or forum. The Employer shall pay all costs of such mediation and binding

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arbitration, exclusive of the Employee's legal fees. Thereafter, the matter shall be submitted to binding arbitration as follows:

      ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ITS ENFORCEABILITY, VALIDITY, OR INTERPRETATION, OR RELATED IN ANY WAY TO THE EMPLOYEE'S EMPLOYMENT WITH THE EMPLOYER THAT IS NOT FIRST RESOLVED BY AGREEMENT OR MEDIATION AS PROVIDED ABOVE, SHALL BE SUBMITTED TO AND RESOLVED BY BINDING ARBITRATION WITH THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN HOUSTON, TEXAS, IN ACCORDANCE WITH THE AAA'S APPLICABLE RULES TO THE RESOLUTION OF EMPLOYMENT DISPUTES. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. IT IS SPECIFICALLY AGREED THAT THE ARBITRATION PROVISION SHALL BE BINDING ON THE EMPLOYEE'S HEIRS, ADMINISTRATORS, AND PERSONAL REPRESENTATIVES. THE PARAGRAPH SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT. NOTHING CONTAINED IN THE AGREEMENT SHALL PREVENT THE EMPLOYER FROM SEEKING INJUNCTIVE RELIEF AGAINST THE EMPLOYEE FOR VIOLATION OF ANY AGREEMENT PERTAINING TO NON-COMPETITION, TRADE SECRETS, OR CONFIDENTIALITY.

      6.5 Severability. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

      6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. The Employer may assign this Agreement to any Affiliate or any other entity of Link Energy LLC. The Employee's rights and obligations under this Agreement hereof are personal and such rights, benefits, and obligations of the Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Employer.

      6.7 Entire Agreement. Except as provided in the Employer's Code of Ethics policy, the written benefit plans and programs and agreements of the Employer or any signed written agreement contemporaneously or hereafter executed by the Company and the Employee, this

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Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of the Employee by the Company. Without limiting the scope of the preceding sentence, all prior understandings and agreements of the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

      6.8 Parachute Payments.

            (a) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 6.8 shall apply in the event that any payment or distribution (whether paid or payable, or distributed or distributable, pursuant to the terms of this Agreement or otherwise, but determined without regard to any reductions in payments required under this Section
      6.8 (a "Payment")) to the Employee would constitute a "parachute payment" within the meaning of Code Section 280G; this Section 6.8 shall not be applicable if no such Payment to the Employee constitutes a parachute payment under Code Section 280G.

            (b) In the event that a nationally recognized accounting firm chosen by the Company (the "Accounting Firm") shall determine that receipt of all Payments would subject the Employee to the excise tax imposed by Code
      Section 4999, then the aggregate present value of all Payments shall be reduced (but not below zero) such that such aggregate present value of Payments equals the Reduced Amount. If the Accounting Firm determines that some amount of Payments would result in a Reduced Amount, the Company shall promptly notify the Employee of the Accounting Firm's decision and further provide a copy of the detailed computations, and the Employee shall be entitled solely to the Reduced Amount. The Employee may then elect which of the Payments shall be eliminated or reduced (as long as after such election the present value, as determined in accordance with Code Section 280G(d)(4) ("Present Value"), of the aggregate Payments equals the Reduced Amount). The Employee shall advise the Company in writing of such election within 20 days of his receipt of notice. If no such election is made by the Employee within the 20-day period, the Company may elect which of such Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments equals the Reduced Amount) and shall promptly notify the Employee of such election. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

            (c) The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Code
      Section 280G or subject to an excise tax on the Employee under Code
      Section 4999. For purposes of this Section 6.8, Present Value shall be determined in accordance with Code Section 280G(d)(4).

      6.9 Amendments. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of the Employer.

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      6.10 No Duty to Mitigate. The Employee shall not be under any duty or obligation to seek or accept other employment following a Change in Control Termination and the amounts due the Employee hereunder shall not be reduced or suspended if the Employee accepts subsequent employment.

      6.11 Scope of Rights. The Employee's rights under this Article 3 are the Employee's sole and exclusive rights against the Employer, or its Affiliates, and the Employer's sole and exclusive liability to the Employee under this Agreement, in contract, tort, or otherwise, for any Change in Control Termination of the employment relationship. The Employee, to the extent permitted by law, covenants not to sue or lodge any claim, demand or cause of action against the Employer for any sums for any Change in Control Termination other than those sums specified in Article 3.

      6.12 Continuing Obligations. Termination (including expiration of the
Term) of the employment relationship does not terminate those obligations imposed by Articles 4 and 5 of this Agreement, which are continuing obligations.

         IN WITNESS WHEREOF, the Employer and the Employee have duly executed this Agreement in multiple originals to be effective on the date first stated above.

                                          LINK ENERGY LLC

                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

                                          This       day of               , 2003
                                               -----        --------------

                                          NAME

                                          --------------------------------------

                                          This       day of               , 2003
                                               -----        --------------


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